                                                                     Exhibit 2.4

THIS WARRANT AND ANY SHARES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO A SHAREHOLDERS' AGREEMENT DATED AS OF OCTOBER 11, 2002 (THE "SHAREHOLDERS' AGREEMENT"). THE TRANSFERABILITY OF THESE SECURITIES IS RESTRICTED, AND THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF THE SHAREHOLDERS' AGREEMENT. THE SECURITIES REPRESENTED BY THIS WARRANT ARE ALSO SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER 11, 2002 (THE "REGISTRATION AGREEMENT"). COPIES OF THE SHAREHOLDERS' AGREEMENT AND THE REGISTRATION AGREEMENT ARE ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.

No. W-1                                      Right to Purchase 112,845 Shares of
                                                      Common Stock of
                                                      PCI HOLDING CORP.

                                PCI HOLDING CORP.

                          COMMON STOCK PURCHASE WARRANT

                                                               October 11, 2002

         PCI Holding Corp., a Delaware corporation (the "Company"), hereby certifies that, for value received, Chemed Corporation or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time from and after the Effective Time (as such term is defined in that certain Agreement and Plan of Merger by and between the Company and PCI-A Holding Corp., Delaware corporation ("PCI-A"), dated as of the date hereof, a copy of which is attached hereto as Exhibit A) and prior to 5:00 p.m., Boston time, on October 11, 2009, 112,845 fully paid and nonassessable shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), at a purchase price per share of $0.01 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         This Warrant is subject to the Shareholders' Agreement and the Registration Agreement, copies of which are on file at the principal office of the Company, and the holder of this Warrant shall be entitled to all of the benefits and bound by all of the applicable obligations of the Shareholders' Agreement and the Registration Agreement, as provided therein.

         As used herein, the term "Company" shall include PCI Holding Corp., and any corporation which shall succeed to, or assume the obligations of, the Company hereunder.

         1.   Exercise of Warrant.

              1.1 Full Exercise. This Warrant may be exercised at any time from and after the Effective Time and prior to its expiration in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this

Warrant is then exercisable by the Purchase Price then in effect; provided, however, that notwithstanding the fact that for purposes of Section 5 of this Warrant the Purchase Price may be adjusted to below $0.0001 per share, for purposes of paying the Purchase Price upon exercise of this Warrant, the Purchase Price shall in no event be less than $0.0001 per share.

              1.2 Partial Exercise. This Warrant may be exercised at any time from and after the Effective Time and prior to its expiration in part (in lots of 100 shares or, if this Warrant is then exercisable for a lesser amount, in such lesser amount) by surrender of this Warrant and payment of the Purchase Price then in effect in the manner and at the place provided in subsection 1.1, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect; provided, however, that notwithstanding the fact that for purposes of Section 5 of this Warrant the Purchase Price may be adjusted to below $0.0001 per share, for purposes of paying the Purchase Price upon exercise of this Warrant, the Purchase Price shall in no event be less than $0.0001 per share. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

              1.3 Company Acknowledgment. The Company will, at the time of the exercise of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

              1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 11 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

              1.5 Net Issue Election. The holder may elect to receive, without the payment by the holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where    X =  the number of shares to be issued to the holder pursuant to this
              Section 1.5.

         Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 1.5.

         A = the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 1.5.

         B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.5.

For purposes of this Section 1.5, the "fair market value" per share of the Company's Common Stock shall mean:

              (a) If the net issue election is exercised in connection with and contingent upon the Company's initial public offering, and if the Company's registration statement relating to such offering has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering; or

              (b) If the net issue election is not exercised in connection with and contingent upon the Company's initial public offering, then as follows:

                    (1) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the fair market value shall be the last reported sale price of the Common Stock on such exchange or on the National Market on the last business day before the effective date of exercise of the net issue election or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market;

                    (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the fair market value shall be the mean of the last bid and asked prices reported on the last business day before the date of the election (1) by the NASDAQ or (2) if reports are unavailable under clause (1) above by the National Quotation Bureau Incorporated; and

                    (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be determined by mutual agreement of the Company and the holder of this Warrant. If the holder of this Warrant and the Company are unable to agree on such fair market value, the holder of this Warrant shall select a pool of three independent and nationally-recognized investment banking firms from which the Company shall select one such firm to appraise the fair market value of the Warrant and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Company, the holder of this Warrant or the shares of Common Stock purchasable hereunder in connection with any transaction occurring at the time of such determination. All expenses of such investment banking firm shall be borne by the holder of this Warrant. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the outstanding Common Stock.

         2. Delivery of Stock Certificates, etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock in their capacity as such shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

              (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

              (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

              (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

         4.   Adjustment for Reorganization, Consolidation, Merger, etc.

              4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

              4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holder of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of this Warrant.

              4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

         5. Adjustments for Stock Splits and Combinations. In the event that the Company shall at any time either subdivide its outstanding shares of Common Stock into a greater number of shares or effect a stock split of its Common Stock payable in the form of a dividend, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock of the Company shall at any time be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 5, no adjustment in the Purchase Price and no change in the number of shares of Common Stock purchasable shall be made under this Section 5 as a result of or by reason of any such subdivision or combination.

         6. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value or stated value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and

(b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant.

         7.   Notices of Record Date, etc. In the event of

              (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

              (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

         8. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock from time to time issuable on the exercise of this Warrant.

         9. Exchange of Warrants. (a) On surrender for exchange of this Warrant, properly endorsed, to the Company, and upon the delivery of a representation letter by the proposed transferee reasonably satisfactory to the Company, the Company will issue and deliver to or on the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

              (b) Notwithstanding any other provision contained herein, in the event that the Effective Time has not occurred on or prior to October 11, 2004, on surrender for exchange of this Warrant, properly endorsed, to the Company, the Company will issue and deliver (or cause PCI-A to issue and deliver, as the case may be) to or on the order of the holder hereof two new warrants of like tenor (the "Replacement Warrants"), in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct. The Replacement Warrants shall entitle the holder to purchase

2,040 shares of Common Stock of the Company and 110,805 shares of common stock, par value $0.0001 per share, of PCI-A, respectively, in each case at the Purchase Price and in each case with the number of shares and Purchase Price being subject to adjustment as provided herein. Each of the Replacement Warrants shall be exercisable at any time or from time to time before the Expiration Date following the issuance thereof.

         10. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         11. Warrant Agent. The Company may, by written notice to the holder of this Warrant, appoint an agent having an office in Boston, Massachusetts for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 9, and replacing this Warrant pursuant to Section 10, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         12. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

              (a) subject to the terms of the Shareholders' Agreement, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

              (b) any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

         13. Notices, etc. All notices, requests, demands and other communications from the Company to the holder of this Warrant shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company. All such notices, requests, demands and other communications shall, when mailed or otherwise sent shall be effective (i) two days after being deposited in the mail or (ii) one day after being delivered deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

         14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to the principles of conflicts of law thereof). The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                                  PCI HOLDING CORP.

                                                  By: /s/ Arthur Stratton
                                                      ---------------------
                                                    Name: Arthur Stratton
                                                         ------------------
                                                    Title: President
                                                          -----------------


Attest:


By:  /s/ Yong-Nam Jun
     -------------------
  Name: Yong-Nam Jun
       -----------------
  Title: Attorney
        ----------------

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

PCI HOLDING CORP.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ...........
shares of Common Stock of PCI HOLDING CORP. and herewith makes payment of
$............. therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ............, federal taxpayer identification number ........., whose address is ...............

Dated:                                   _______________________________________
                                         (Signature must conform to name
                                         of holder as specified on the
                                         face of the Warrant)

                                         _______________________________________
                                                         (Address)
Signed in the presence of:

_____________________________

                         ______________________________

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto.........., federal taxpayer identification number ..........., whose address is ........., the right represented by the within Warrant to purchase ........... shares of Common Stock of PCI HOLDING CORP. to which the within Warrant relates, and appoints .......... Attorney to transfer such right on the books of PCI HOLDING CORP. with full power of substitution in the premises.

Dated:                                   _______________________________________
                                         (Signature must conform to name
                                         of holder as specified on the
                                         face of the Warrant)

                                         _______________________________________
                                                         (Address)

Signed in the presence of:

______________________________